                                                                   Exhibit 99.01

                        DEL GLOBAL TECHNOLOGIES ANNOUNCES
                        ---------------------------------
                       FISCAL 2005 SECOND QUARTER RESULTS
                       ----------------------------------

VALHALLA,  N.Y. - March 17, 2005 -- DEL GLOBAL  TECHNOLOGIES CORP. (DGTC)

Q2 FY 2005 HIGHLIGHTS
---------------------

o    Net Income of  $368,000,  or $0.04 Per Basic and $0.03 Per  Diluted  Share,
     Versus Net Loss of $12.4 Million, or $1.20 Per Basic and Diluted Share
o    Operating  Income  Improves to $1.8 Million from an Operating  Loss of $1.9
     Million
o    Consolidated Gross Margins Increase to 26.2% from 24.2%
o    Company Receives Court Approval for its Previously Announced RFI Settlement

Del Global  Technologies  Corp.  (DGTC) ("Del  Global" or "the  Company")  today announced  operating  results for its fiscal 2005 second  quarter and six months ended  January 29, 2005,  as well as summary  balance  sheet data (see  attached tables).  These results,  except for net income and earnings per share,  are for continuing  operations  and exclude the results of the Del High Voltage  ("DHV")
division, which was sold on October 1, 2004.

FISCAL 2005 SECOND QUARTER RESULTS
----------------------------------

Consolidated  net sales for the second quarter of fiscal 2005 were $26.6 million versus the $26.9 million reported in the same period last year.

Sales at the Medical  Systems Group were $22.9 million in the second  quarter of fiscal  2005,  as  compared to $23.8  million in the same period last year.  The
Medical Systems Group's Italian  subsidiary  experienced  lower sales during the period  because the increased  strength of the Euro resulted in less  attractive pricing for their products in non-Euro  denominated  markets.  This decrease was offset by increased shipments of digital units domestically.  Fiscal 2005 second quarter sales at the Power Conversion Group increased 18.9% to $3.7 million from
$3.1  million in the second  quarter of fiscal 2004 due to  stronger  government sales.

Consolidated  gross margin  improved to 26.2% in the fiscal 2005 second  quarter from 24.2% in same  period last year.  Continued  improvements  in  procurement, decreased  material costs as a percent of sales and lower scrap levels  resulted in a 31.7% gross margin at RFI Corporation  ("RFI"),  the remaining component of the Power Conversion Group in the fiscal 2005 second quarter versus 26.5% in the prior year period.  Second  quarter  gross margin at the Medical  Systems  Group increased  to 25.3% from 23.9% in the prior  year's  second  quarter,  primarily reflecting lower margins on a large tender order in the prior year.

Selling,  general and administrative expenses ("SG&A") during the second quarter of fiscal 2005  declined  to 16.5% of sales from 17.9% of sales  during the same period last year, and from 17.5% during the first quarter of fiscal 2005.  These decreases  reflected headcount  reductions,  offset by increased corporate legal and accounting costs related to the previously disclosed strategic  alternatives program.

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March 17, 2005
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Operating income for the second quarter of fiscal 2005 increased to $1.8 million from an operating  loss of $1.9  million in the same period last year.  This was largely due to an increase in  consolidated  gross margins,  lower SG&A expenses and the Company  incurring  litigation  settlement costs of  approximately  $3.2 million in the second quarter of 2004 related to the RFI settlement  versus $0.3 million of cost in the second quarter of fiscal 2005.

The Medical Systems Group posted  operating income of $2.9 million in the second quarter of fiscal 2005, a 45% increase from operating  income of $2.0 million in the same period last year. The Power  Conversion  Group had operating  income of
$0.3 million for the second quarter of fiscal 2005,  versus an operating loss of
$2.9 million in the comparable prior year period.

Net income for the fiscal 2005 second quarter improved to $368,000, or $0.03 per diluted share, from a net loss of $12.4 million,  or $1.20 per basic and diluted share.  The net loss for the fiscal 2004 second  quarter  included an income tax valuation  adjustment  of $7.2  million,  litigation  settlement  costs  of $3.2 million and a loss from  discontinued  operations of $2.5 million,  or $0.24 per diluted share.

RFI SETTLEMENT RECEIVES COURT  APPROVAL
---------------------------------------

On March  15th  sentencing  occurred  regarding  the  previously  announced  RFI settlement.  At sentencing the Court imposed an additional  fine of $0.3 million to be paid within 30 days. Other terms of the settlement remain unchanged.

BACKLOG
-------

Consolidated  backlog at January 29, 2005 was $18.2  million  versus  backlog at
July 31, 2004 of approximately $25.9 million. The backlog in the Company's Power
Conversion  Group  decreased  by $1.1  million  from levels at  beginning of the current  fiscal year.  There was a $6.6  million  decrease in the backlog at its
Medical  Systems  Segment,  which  reflects  a decline  due to $8.8  million  in shipments under large tender orders at its international location and a decrease in incoming  order rates due to the strong Euro.  This  decrease  was  partially offset by increased  bookings at our domestic  operations.  Substantially all of the backlog should result in shipments within the next 12 months.

FINANCIAL CONDITION
-------------------

Del Global's balance sheet at January 29, 2005 reflected working capital of $9.2 million,  shareholders'  equity of $9.0  million and a stated book value of $.85 per share. As of January 29, 2005, the Company had approximately $2.9 million of excess borrowing capacity under its domestic revolving line of credit.

COMPANY PROVIDES UPDATE ON STRATEGIC ALTERNATIVES
-------------------------------------------------

As  previously  announced,  Del Global  completed the sale of DHV for a purchase price  of $3.1  million,  plus  the  assumption  of  approximately  $800,000  of liabilities.  On October 4, 2004, the Company announced that it had entered into non-binding  letters of intent for the sale of both the  Medical  Systems  Group
Segment and RFI Corporation ("RFI"), the remainder of the Power Conversion Group
Segment.  After continued  negotiations  regarding the sale, on January 18, 2005 the Company signed a new letter of intent for the Medical Systems Group with the same potential buyer.  This new letter of intent included a $1.0 million breakup fee,  payable  by the  Company in the event that no later than March 4, 2005 the

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March 17, 2005
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buyer was ready,  willing and able to enter into a definitive purchase agreement that was based on the terms of the letter of intent and contained reasonable and customary  representations,  warranties,  terms and  conditions  relating to the transactions, and the Company elected not to enter into such purchase agreement.
While no definitive purchase agreement for the sale of Medical Systems Group has yet been executed by them, the parties continue to negotiate. Although there can be no  assurance  a breakup fee will not have to be paid,  the Company  believes that no such fee is payable under the terms of the letter of intent.

The Company intends to call a meeting of its  shareholders  to seek  shareholder approval under New York law for a plan of sale and liquidation of the Company in the event  definitive  agreements  are  entered  into for either the sale of the
Medical Systems Group and RFI or only for the sale of the Medical Systems Group.
However,  the Board of Directors of the Company has not yet approved any plan of liquidation.

In the event that the Company is unable to secure a definitive agreement for the sale of the Medical  Systems  Group,  it presently  intends not to sell RFI. The
Company  may,  however,  enter into a  definitive  agreement to sell the Medical
Systems Group without such an agreement  with respect to RFI which would then be remarketed as part of the plan of sale and  liquidation.  The Company's  present intent is that without the approval by the Company's  shareholders  of a plan of sale and liquidation, neither the Medical Systems Group nor RFI will be sold.

There can be no assurance that these  non-binding  letters of intent will result in  definitive  agreements  or the actual  sale of these  segments,  or that the strategic  alternatives  process initiated by the Company will lead to any other transactions.  Any proceeds that may be received by  stockholders of the Company as a result  of any plan of  liquidation  may be more or less  than the  current market price of the Common Stock of the Company.

INVESTOR CONFERENCE CALL
------------------------

Suzanne M. Hopgood,  Chairman of the Board,  Walter F. Schneider,  President and
Chief Executive Officer, and Mark A. Koch,  Principal  Accounting Officer,  will host a conference  call on Monday,  March 21, 2005 at 4:00 P.M.  Eastern Time to
discuss this news release.  The telephone number to join this conference call is
(888) 737-9832 (Domestic) or (706) 679-0770  (International).  A taped replay of the call will be  available  through  5:00 P.M.  Eastern Time on March 28, 2005.
Please dial (800)  642-1687  (Domestic) or (706)  645-9291  (International)  and
enter the number  4822845 to listen to the replay.  In addition,  the conference call will be broadcast  live over the  Internet  via the Webcast  section of Del
Global's  web site at  www.delglobal.com.  To  listen  to the  live  call on the
Internet, go to the web site at least 15 minutes early to register, download and install any necessary  audio  software.  If you are unable to participate in the live call,  the  conference  call will be  archived  and can be  accessed on Del
Global's website for approximately five business days.

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary

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March 17, 2005
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capital  facilities;  favorable  determinations  in various legal and regulatory matters; a settlement of the Department of Defense matter; that does not include a debarment from doing business with the U.S.  Government;  market and operating risks from foreign currency exchange  exposures;  and favorable general economic conditions.  Actual  results  could differ  materially  from those  expressed or implied  in the  forward-looking  statements.  Important  assumptions  and other important  factors that could cause  actual  results to differ  materially  from those in the  forward-looking  statements are specified in the Company's filings with the Securities and Exchange Commission.

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March 17, 2005
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                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                               Three Months Ended             Six Months Ended
                                                           January 29,    January 31,     January 29,      January 31,
                                                              2005           2004            2005             2004
                                                            --------        --------        --------        --------

NET SALES                                                   $ 26,609        $ 26,946        $ 45,367        $ 43,835
COST OF SALES                                                 19,641          20,415          33,846          33,520
                                                            --------        --------        --------        --------
GROSS MARGIN                                                   6,968           6,531          11,521          10,315

Selling, general and administrative                            4,396           4,818           7,672           8,264
Research and development                                         449             425             822             731
Litigation settlement costs                                      300           3,199             300           3,199
                                                            --------        --------        --------        --------
Total operating expenses                                       5,145           8,442           8,794          12,194

OPERATING INCOME (LOSS)                                        1,823          (1,911)          2,727          (1,879)

Interest expense                                                (259)           (327)           (681)           (637)
Other (expense) income                                           (26)            (16)            (12)             55
                                                            --------        --------        --------        --------

INCOME (LOSS) FROM CONTINUING
OPERATION BEFORE INCOME TAXES
AND MINORITY INTEREST                                          1,538          (2,254)          2,034          (2,461)

INCOME TAX PROVISION                                             932           7,356           1,309           7,539
                                                            --------        --------        --------        --------

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE MINORITY INTEREST                              606          (9,610)            725         (10,000)

MINORITY INTEREST                                                238             279             309             346
                                                            --------        --------        --------        --------

INCOME (LOSS) FROM CONTINUING
OPERATIONS                                                       368          (9,889)            416         (10,346)
Discontinued operations                                         --            (2,465)            199          (2,618)
                                                                            --------        --------        --------
NET INCOME (LOSS)                                           $    368        $(12,354)       $    615        $(12,964)
                                                            ========        ========        ========        ========
NET INCOME (LOSS) PER COMMON SHARE-
   DILUTED
Continued operations                                        $   0.03        $  (0.96)       $   0.03        $  (1.00)
                                                            --------        --------        --------        --------
Discontinued operations                                     $   --          $  (0.24)       $   0.02        $  (0.25)
                                                            --------        --------        --------        --------
Basic and diluted, net                                      $   0.03        $  (1.20)       $   0.05        $  (1.25)
                                                            ========        ========        ========        ========

Weighted average number of common shares outstanding:
   Basic                                                      10,477          10,333          10,415          10,333
   Diluted                                                    11,416          10,333          11,407          10,333

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March 17, 2005
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                 DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                  (Dollars in Thousands, except per share data)
                                   (Unaudited)

                                                      January 29, 2005      July 31, 2004
                                                      ----------------      -------------

Current Assets                                            $34,324               $38,214
Total Assets                                              $45,662               $49,261

Current Liabilities                                       $25,102               $30,450
Total Liabilities                                         $35,041               $40,097

Minority Interest in Subsidiary                           $ 1,369               $ 1,389

Shareholders' Equity                                      $ 8,952               $ 7,775

Common Shares Outstanding End of Period                    10,508                10,335
Book Value Per Share                                      $   .85               $  0.75

CONTACT:

Del Global Technologies Corp.                              INVESTOR RELATIONS:
Walter F. Schneider, President & Chief Executive Officer   The Equity Group Inc.
Mark Koch, Principal Accounting Officer                    Devin Sullivan  (212) 836-9608
(914) 686-3650                                             Adam Prior   (212) 836-9606